FEG Absolute Access Fund I LLC Application

This Subscription Booklet is utilized for the offering of units of limited liability company interest (“Units”) in FEG Absolute Access

Fund I LLC (the “Fund”). This Subscription Booklet may be used only by investors that are “accredited investors” within the meaning given to such term in Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

All Applications must be received FIFTEEN BUSINESS DAYS before the end of the month for a subscription to be accepted.

ALL WIRED AMOUNTS must be received TEN BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

ALL PURCHASE CHECKS must be received TEN BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. In order to purchase, all checks must clear prior to month end.

NOTE that subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA.

For more information, please call us toll-free at:

1-855.334.4334

Fax Number:

1-816-860-3140

Email:

FEGAccessFunds@umb.com

Overnight address:

FEG Absolute Access Fund I LLC

Attn: UMB Fund Services

235 W. Galena Street

Milwaukee, WI 53212

U.S. Mailing Address:

FEG Absolute Access Fund I LLC

Attn: UMB Fund Services

P.O. Box 2175

Milwaukee, WI 53201-1623

Wire Instructions:

FEG Absolute Access Fund I LLC (Class I)

UMB Bank N.A.

928 Grand Boulevard, Kansas City, MO 64106

ABA: 101 000 695

Account Number: 987-191-7142

Account Name: FEG Absolute Access Fund I LLC (Class I)

FBO: (Insert Investor Name)

FEG Absolute Access Fund I LLC (Class II)

UMB Bank N.A.

928 Grand Boulevard, Kansas City, MO 64106

ABA: 101 000 695

Account Number: 987-218-9922

Account Name: FEG Absolute Access Fund I LLC (Class II)

FBO: (Insert Investor Name)

FEG Absolute Access Fund I LLC (Class III)

UMB Bank N.A.

928 Grand Boulevard, Kansas City, MO 64106

ABA: 101 000 695

Account Number: 987-218-9930

Account Name: FEG Absolute Access Fund I LLC (Class III)

FBO: (Insert Investor Name)

Acknowledgment

A I agree to become a member of the Fund and in connection therewith subscribe for and agree to purchase Units of the Fund on the terms provided for herein, in the Prospectus, in the Limited Liability Company Operating Agreement (the “Fund Agreement”) and in the Privacy Policy of the Fund in which I am investing and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

D I understand that under the Fund Agreement, members cannot withdraw from the Fund and Units cannot be transferred, except as provided in the Fund Agreement. I understand that liquidity is generally only available through periodic tender offers by the Fund, that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely.

E I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

F

(1)	I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to ERISA (a “Plan”), I represent and warrant that FEG Investors, LLC (the “Investment Manager”), [Foreside Fund Services, LLC (the “Distributor”)] and their affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Units, and that no advice provided by the Investment Manager, [the Distributor] or any of their affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.

(2)	I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan,

(3)	I further represent and warrant that the Plan’s purchase of the Units does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan, any Federal, state or local law that is substantially similar).

G In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(1)	I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a)	A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b)	Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c)	A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “NonCooperative Jurisdiction” by the Financial Action Task Force.

(d)	A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e)	A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f)	A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A. Patriot Act and related regulations for definition).

(2)	No consideration that I have contributed or will contribute to the Fund:

(a)	Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b)	Has been or shall be derived from, or Related to, any activity that is deemed criminal under U.S. law.

(c)	Shall cause the Fund, the Investment Manager [or the Distributor] to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations.

(3)	I understand and agree that if at any time it is discovered that any of the representations in this Section G are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager [or the Distributor] may, in their sole discretion and notwithstanding anything to the contrary in the Fund’s Fund Agreement, as it may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

(4)	I further understand that the Fund, the Investment Manager [or the Distributor] may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund, the Investment Manager [or the Distributor], in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

(5)	I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section G cease to be true and accurate. I agree to call the Fund if I need more information about Section G or if I am unsure whether any of the categories apply to me.

H I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, [the Distributor and its affiliates,] the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

I The representations, warranties, agreements, undertakings and acknowledgments made by me in this Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

J I acknowledge that this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

FEG Absolute Access Fund I LLC Subscription Document

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number and a U.S. address, or from foreign institutions only in accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

[ ]	Initial Investment	[ ]	Subsequent Investment

1. Account Registration

Please choose the appropriate section to complete based upon the Account type you wish to establish. Note, if you are completing Section D, it is required that you provide beneficial owner information and authorized Controlling Individual.

Section A:

[ ]	Individual
[ ]	Joint*
[ ]	Individual Retirement Account (IRA) (*may not be a minor; joint tenants with rights of survivorship unless otherwise noted)

Owner’s Social Security Number	Date of Birth

Owner’s Name (first, middle, last)

Joint Owner’s Social Security Number	Date of Birth

Joint Owner’s Name (first, middle, last)

Section B:

[ ]	Trust

Trust instrument documentation required. Note: For a Statutory Trust, please complete the Entity section below.

Tax Identification Number	Date of Trust

Name of Trust

Trustee Name

Trustee Social Security Number	Date of Birth

Additional Trustee Name (if applicable)

Additional Trustee Social Security Number	Date of Birth

Section C:

Organization documentation required such as articles of incorporation. If a Statutory Trust, please include entire trust instrument.

[ ]	Statutory Trust	[ ]	Partnership
[ ]	C-Corporation	[ ]	Government
[ ]	S-Corporation
[ ]	Other Entity:

[ ]	LLC Classified for tax purposes by one of the following:
	[ ]	Partnership
	[ ]	S-Corporation
	[ ]	C-Corporation

Check if appropriate: [   ] I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax exempt organization).

Exempt payee code:

Note: Please see IRS Form W-9 for a list of exempt payee codes.

Entity Tax Identification Number

Name of Entity

Complete the Certification of Beneficial ownership for Legal Entity Client Forms (Addendum A) if you are one of the following:

•	Non Publically Traded Corporation
•	Foreign Owned Corporation
•	Limited Liability Company
•	Limited Partnership
•	General Partnerships
•	Joint Ventures
•	Nonprofit Corporation/Organization (Authorized Control Person only)
•	Statutory Trust
•	Non ERISA Retirement Plan not sponsored by an exempted entity such as a Publically Traded Corporation or Government Entity.

2. Mailing Address and Other Contact Information

Applications will only be accepted if they contain a U.S. street address.

Street Address (If PO Box, please indicate the residential/street address below.)

City	State	Zip

Daytime Telephone	Evening Telephone

E-mail Address*	Fax Number

[   ] Additional Address or

[   ] Residential/Street Address

Send copies of confirmations and statements for this account to:

Name

Street Address

City	State	Zip

E-mail Address*

*	Please note that by providing an e-mail address, you are consenting to electronic delivery of Fund documentation if/and or when the option becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception.

Please note that your first statement will be available electronically.

In order to view it, please contact Shareholder Services at 855.334.4334 to obtain your account number and registration instructions. Once you register, the Fund will deliver a document to you by sending you an e-mail that contains a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

3. Custodian Information

Must be completed for IRA and custodied taxable accounts.

Name

Custodian Tax ID

Street Address

City	State	Zip

Phone Number

4. Custodian Bank Information

Must be completed for IRA and custodied taxable accounts.

Custodian Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name

For Further Credit Account Number

5. Broker/Dealer or Financial Advisor Information*

Investor Account Number at Firm

Broker/Dealer Name

Broker/Dealer Address

City	State	Zip

Broker/Dealer Phone Number

Rep Name

Rep Phone Number	Rep Number/CRD #

Rep Address

City	State	Zip

Rep E-mail Address

*	Prospective investors are advised and hereby acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith.

6. Investment Instructions (Initial Investment minimum is $50,000; subsequent investment minimum is $25,000.)

[ ]	Class I Units	Amount: $_______

[ ]	Class II Units	Amount: $_______

[ ]	Class III Units	Amount: $_______

[ ]	Purchase by check: make check payable to FEG Absolute Access Fund I LLC

[ ]	Purchase by wire: (wire instructions are on cover page).

$	subscription amount

Sales Charge: [   ] YES    [   ] NO

Amount $ ______ or ______%

The Investor acknowledges that a sales charge of up to 3.00% of the Subscription Amount specified above may be charged by the Sales Agent in connection with this investment and that only the net amount, after deduction of the sales charge, will be invested in the Fund

7. Bank Information

For direct investments only; all custodied accounts must complete section 4.

Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this application, the information from the voided check will be used.

Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

This is a: [   ] Checking Account or [   ] Savings Account

8. Distribution Instructions (Reinvestment required for IRAs)

All distributions will be reinvested unless the following is checked:

[ ]	Send all distributions via WIRE to the Custodian listed in Section 4.
[ ]	Send all distributions via WIRE to the bank listed in Section 7.

9. Cost Basis Election

If none selected, the default will be FIFO (first in, first out).

[ ]	FIFO (first in, first out)	[ ]	HIFO (highest in, first out)
[ ]	LOFO (lowest in, first out)	[ ]	LIFO (last in, first out
[ ]	Average Cost	[ ]	Specific Lot ID

If no option is selected above, your account will use the Fund’s default method. If your account cost basis method is Average Cost, whether by election or default, and you are receiving a gift, you agree to receive that gift at FMV if received at a loss.

10. Accredited Investor Status

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories of qualified client listed below.

The subscriber is: (write corresponding letter(s) in box provided)

A.	A natural person who individually or together with a spouse has a “net worth” in excess of $1.0 million. For purposes of determining net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the proposed subscription date, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the proposed subscription date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the proposed subscription date shall be included as a liability;

B.	A natural person who had a gross individual gross income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) this year;

C.	An entity who has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following:

•	a corporation;
•	a partnership;
•	a Massachusetts or similar business trust; OR
•	an organization described in Section

501(c)(3) of the Internal Revenue Code

D.	An entity who is any of the following:

•	a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person;
•	a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity;
•	a broker or dealer;
•	an insurance company;
•	an investment company or a business development company under the Investment Company Act of 1940, as amended;
•	a private business development company under the Investment Advisers Act of 1940;
•	a Small Business Investment Company licensed by the U.S. Small Business Administration;
•	a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000;
•	an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Shares has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

•	an employee benefit plan within the meaning of ERISA, and has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are “accredited investors.”
•	An IRA plan where grantor is an “accredited investor.” The fund, in its sole discretion may request information regarding the basis on which such grantor is an “accredited investor.”

E. An entity in which all of the beneficial owners are investors described in one or more categories A through D above.

11. Acknowledgement and Signature

All account owners/trustees must sign.

By signing below:

[  ] I certify that I have received and read the current Prospectus and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

[  ] I authorize FEG Absolute Access Fund I LLC and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither FEG absolute Access Fund I LLC nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

[   ] I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

By selecting the box below I am certifying that I am NOT a U.S. Citizen.

[   ] I am a Resident Alien

Under penalty of perjury, I certify that:

1.	The Social Security Number or Taxpayer Identification Number shown on this application is correct.
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.
3.	I am a U.S. citizen or other U.S. Person (including resident alien).
4.	I am exempt from FATCA reporting.

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Agreement below:

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian	Date
(if applicable)

Printed name(s) of Authorized Signer(s) (for verification purposes)

Addendum A: Certification of Beneficial Owners for Legal Entity Clients

You must identify each individual who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity. Provide information for one individual with significant responsibility for managing the legal entity (ex: CEO, CFO, managing member, general partner, president, treasurer, etc.) If appropriate, an individual listed as beneficial owner may also be listed as the authorized controlling individual.

[   ] Check this box if no individual owns 25% or more of the legal entity and that you will inform the Fund if/when an individual assumes 25% or more ownership. You must still provide and authorized controlling individual.

Entity Information

Entity Name

Entity EIN

Person Completing the Form

Beneficial Owners

Beneficial Owner Name	Date of Birth	Social Security Number

Street Address

City	State	ZIP

Ownership Percentage

Beneficial Owner Name	Date of Birth	Social Security Number

Street Address

City	State	ZIP

Ownership Percentage

Beneficial Owner Name	Date of Birth	Social Security Number

Street Address

City	State	ZIP

Ownership Percentage

Beneficial Owner Name	Date of Birth	Social Security Number

Street Address

City	State	ZIP

Ownership Percentage

Authorized Control Person Provide information for one individual with significant responsibility for managing the legal entity (ex: CEO, CFO, managing member, general partner, president, treasurer, etc.) If appropriate, an individual listed as beneficial owner may also be listed as the authorized controlling individual.

Beneficial Owner Name	Date of Birth	Social Security Number

Street Address

City	State	ZIP

Title

I hereby certify to the best of my knowledge that the information provided above is complete and correct.

Signature	Date